EXHIBIT 10.16

PROMISSORY NOTE

May 11, 2022	$225,000.00

This Promissory Note (this “Note”) is dated May 11, 2022 made by Healthcare Business Resources (HBT), a Deleware corporation (“Maker”), to RSET Investments QOZB LLC, a Tennessee limited liability company, and any subsequent holder of this Note (“Holder”).

1. Payment of Principal and Interest. FOR VALUE RECEIVED, the undersigned Maker hereby promises to pay to Holder the principal amount of Two Hundred Twenty Five Thousand Dollars ($225,000.00) advanced, outstanding and owed to Holder by Maker on the date hereof, together with interest on the unpaid principal balance from the date of this Note until maturity at the greater of two percent (2%) per annum or the long-term adjusted applicable federal rates for the current month for purposes of Section 1288(b) of the Internal Revenue Code of 1986, as amended, from and including the date hereof (the “Applicable Interest Rate”), as follows:

(a) The entire outstanding principal balance hereof and accrued and unpaid interest thereon and all other sums due under this Note shall be finally due and payable on December 31, 2023 (the “Maturity Date”).

(b) Interest shall be payable in arrears, compounded annually and calculated on the basis of a 365 day year (366 in a leap year). All such payments on account of the indebtedness evidenced by this Note shall be first applied to interest accrued on the unpaid principal amount and the remainder toward reduction of the unpaid principal amount.

2. Payment Information. Maker may from time to time make such repayments of principal and interest prior to the Maturity Date as Maker shall desire; provided that any such payments shall first be applied to pay all then outstanding accrued and unpaid interest hereunder as set forth above. All payments required to be made hereunder shall be made during regular business hours to Holder or to Holder’s servicing agent as Holder may from time to time designate in writing with sufficient information to identify the source and application of such payment, or at such other place as Holder may from time to time designate in writing. All payments of principal or interest shall be made in currency of the United States of America. As an alternative to payment in cash Maker may permit Holder to acquire investment interests in any of the arrangements listed in the chart attached hereto as Exhibit A (the “Investments”) as Maker and Holder may agree and in all or any portion thereof or in any increase thereof as may be applicable to the arrangements related to such Investments. Maker shall fully cooperate and bear the costs of making such agreed Investments available to Holder, including without limitation making any required notices and consents and completion of any applicable documentation.

3. Events of Default. A “default” shall exist under this Note in the event Maker shall fail to make due and punctual payment under this Note.

4. Acceleration. Upon the occurrence of a default which is not cured within any applicable grace, notice and cure periods, as set forth herein, Holder shall have the right, without demand or notice, to declare the entire principal amount of this Note then outstanding, and all accrued and unpaid interest thereon, and all other sums required to be paid under this Note, to be immediately due and payable, and notwithstanding the stated maturity in this Note, the principal amount and the accrued and unpaid interest thereon and all other sums required thereunder, shall thereupon become immediately due and payable. During the existence of such default, Holder may apply payments received to any amounts due hereunder as Holder may determine in its sole discretion.

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5. Maker’s Covenants. Maker agrees that (a) this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Tennessee; (b) to the extent permitted by law, the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq. (1982); and (c) the obligations hereunder constitute a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the State of Tennessee under Tennessee law or United States federal law.

6. Prepayment. This Note may be prepaid without premium or penalty at any time as provided above.

7. Severability. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained herein, and the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

8. Usury Laws. The provisions of this Note and of all agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Holder for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever (including, without limitation, the receipt of any late charge, Default Rate or similar amount), performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of interest. All interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions or renewals hereof, until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Holder, Maker will provide written notice to Holder, advising Holder in reasonable detail of the nature and amount of the violation, and Holder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or any other indebtedness then owing by Maker to Holder. This paragraph will control all agreements between Maker and Holder.

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9. Waivers by Maker. As to this Note, and any other instruments securing the indebtedness evidenced hereby, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note, notice of intent to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. To the extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

10. No Waiver. No delay or omission of Holder to exercise any of its rights and remedies under this Note at any time following the occurrence of a default shall constitute a waiver of the right of Holder to exercise such rights and remedies at a later time by reason of such event of default or by reason of any subsequently occurring default. This Note, or any payment hereunder, may be extended from time to time by agreement in writing between Maker and Holder without in any other way affecting the liability and obligations of Maker and endorsers hereof.

11. Successors and Assigns. The provisions of this Note shall be binding upon Maker and its legal representatives, successors and assigns and or shall inure to the benefit of any Holder and its successors and assigns.

12. Assignment. Maker may not assign this Note without the prior written consent of Holder.

13. Remedies Cumulative. The remedies of Holder as provided in this Note, and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Holder, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Note conferred upon or reserved to Holder is intended to be exclusive of any other remedy provided in this Note or provided by law, but each shall be cumulative and shall be in addition to every other remedy given or hereunder or now or hereafter existing at law or in equity or by statute.

14. Applicable Law. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TENNESSEE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES WHICH MIGHT INDICATE THE CONTRARY) AND APPLICABLE UNITED STATES FEDERAL LAW.

15. Attorneys’ Fees. If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Holder all costs of collection, including reasonable attorneys’ fees and court costs, in addition to other amounts due.

16. No Oral Modification. This Note may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

17. Time. Time is of the essence with regard to the performance of the obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.

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18. Captions. The captions and headings of the paragraphs of this Note are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

19. Replacement Note. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Maker in lieu thereof, a replacement note dated as of the date of this Note, identical in form and substance to this Note.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on the date first above written.

HEALTHCARE BUSINESS RESOURCES, a Delaware corporation

By:
Stephen A. Epstein, CEO

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